FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         The Providence Journal Company
             (Exact name of registrant as specified in its charter)

                    Delaware                            05-0481966
          (State or other jurisdiction of             I.R.S. Employer
          incorporation or organization)             Identification No.

                    75 Fountain Street, Providence, RI 02902
               (Address of Principal Executive Offices) (Zip Code)

                         The Providence Journal Company
                               Stock Purchase Plan
                            (Full title of the plan)

                              John L. Hammond, Esq.
         Vice President - General Counsel & Chief Administrative Officer
                         The Providence Journal Company
                               75 Fountain Street
                              Providence, RI 02902
                     (Name and address of agent for service)

                                 (401) 277-7031
          (Telephone number, including area code, of agent for service)

                                 with a copy to:

                   Laura N. Wilkinson, Esq., Edwards & Angell
                 2700 Hospital Trust Tower, Providence, RI 02903

                         CALCULATION OF REGISTRATION FEE


                                    Proposed      Proposed
Title of                            maximum       maximum
securities                          offering      aggregate          Amount of
to be            Amount to be       price per     offering          registration
registered       registered(1)(2)                 share(3)price(3)      fee


Class A          20,000              $15.94       $318,800           $110.00
Common Stock,    shares
$1.00 par
value(4)


(1) The shares of Common Stock being registered consist of the estimated number of shares which may be purchased by the Agent over a period of one year from the effective date hereof. The estimated number of shares is 20,000.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) This calculation is made solely for the purpose of determining the amount of the registration fee and is based upon a price of $15.94 per share, which was the average high and low prices of Common Stock reported on July 10, 1996.

(4) The Class A Common Stock registered hereunder includes the associated Class A Rights.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated in this Registration Statement by reference:


        1. The Company's Prospectus dated June 24, 1996 filed with the Commission on June 25, 1996 under Rule 424(b) of the Securities Exchange Act of 1934, as amended.

        2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, as amended by Form 10-Q/A dated June 11, 1996.

        3.  The Company's Current Report on Form 8-K dated May 8, 1996.

        4. The description of the Class A Common Stock contained in the Company's Registration Statement on Form 8-A dated September 29, 1995 and any amendment or report filed for the purpose of updating such description.

        5. The description of the Class A Common Stock contained in the Company's Registration Statement on Form 8-A dated May 8, 1996 and any amendment or report filed for the purpose of updating such description.

      Such incorporation by reference shall not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

      All other documents  filed with the Commission by the Company  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.


      The validity of shares of Common Stock offered hereby will be passed upon for the Company by Edwards & Angell, Providence, Rhode Island. Partners and of counsel attorneys of Edwards & Angell own 50,310 shares of the Company. Benjamin
P. Harris, III, a Director of the Company, is a senior partner of Edwards & Angell and beneficially owns 21,150 and 21,600 shares of the Class A Common Stock and the Class B Common Stock, respectively.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law ("DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a Director, officer, employee or agent of the Registrant may and, in certain cases, must be indemnified by the Registrant against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorney's fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the Registrant. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the Director, officer, employee or agent is liable to the Registrant, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

        Article VIII of the Registrant's By-Laws in effect provides that the Registrant shall indemnify each person who is or was an officer or Director of the Registrant to the fullest extent permitted by Section 145 of the DGCL.

        Section 10 of the Registrant's Certificate of Incorporation provides that no Director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a Director, except (I) for any breach of the duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or knowing violations of law, (iii) for any transaction from which the Director derived an improper personal benefit and (iv) for liability under Section 174 of the DGCL relating to certain unlawful dividends and stock repurchases.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER               DESCRIPTION OF EXHIBIT

4(a)                The Providence Journal Company Stock Purchase Plan

4(b) Restated Articles of Incorporation, as amended and By-laws of the Registrant (incorporated by reference to Exhibits 3.1 and 3.2 of the Registrant's Amendment No. 1 to Registration Statement on Form S-1 dated May 31, 1996.) 5 Opinion of Edwards & Angell re: legality

5                   Opinion of Edwards & Angell re: Legality

23(a)               Independent Auditors' Consent - KPMG Peat Marwick LLP

23(b)               Independent Auditors' Consent - Deloitte & Touche LLP

23(c)                Consent of Edwards & Angell (included in Exhibit 5)

24 Powers of Attorney (included on signature pages to this Registration Statement)

ITEM 9.  UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the
Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                          SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Providence, State of Rhode Island, on July 17, 1996.

                                                 THE PROVIDENCE JOURNAL COMPANY


                                                 By: /s/  Stephen Hamblett
                                                     Stephen Hamblett
                                                     Chairman of the Board
                                                     and Chief Executive Officer


      Each person whose signature appears below hereby constitutes and appoints the Chairman of the Board and Chief Executive Officer, the Vice
President-General Counsel & Chief Administrative Officer or the Vice President-Finance and Chief Financial Officer, or any one of them, acting alone, as his true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file, an amendment or amendments to the Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendments may make such changes in the Registration Statement as said officer or officers so acting deem(s) advisable.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 17, 1996.

      Signatures                                     Title


/s/ Stephen Hamblett                            Director; Chairman of
Stephen Hamblett                                the Board and Chief
                                                Executive Officer
                                                (principal executive
                                                officer)


/s/Thomas N. Matlack                            Vice President-Finance
 Thomas N. Matlack                              and Chief Financial Officer
                                                (principal financial officer
                                                and accounting officer)


/s/ F. Remington Ballou                         Director
F. Remington Ballou



/s/ Henry P. Becton, Jr                         Director
Henry P. Becton, Jr.


/s/ Fanchon M. Burnham                          Director
Fanchon M. Burnham



/s/ Kay K. Clarke                               Director
Kay K. Clarke



/s/ Peter B. Freeman                            Director
Peter B. Freeman



/s/ Benjamin P. Harris, III                     Director
Benjamin P. Harris, III



Paul A. Maeder                                  Director


/s/ Trygve E. Myhren                            Director
Trygve E. Myhren



/s/ John W. Rosenblum                           Director
John W. Rosenblum



/s/ W. Nicholas Thorndike                       Director
W. Nicholas Thorndike



/s/ John W. Wall                                Director
John W. Wall



/s/ Patrick R. Wilmerding                       Director
Patrick R. Wilmerding